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                                                                   EXHIBIT 99.1

                                                               FINAL TRANSCRIPT


CCBN STREETEVENTS(SM)

CCBN STREETEVENTS CONFERENCE CALL TRANSCRIPT

SERO - Q1 2003 SEROLOGICALS CORPORATION EARNINGS CONFERENCE CALL

EVENT DATE/TIME: APR.25.2003/9:00AM ET
EVENT DURATION: N/A


CCBN STREETEVENTS    streetevents@ccbn.com   617.603.7900   www.streetevents.com

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                                                                   EXHIBIT 99.1

                                                               FINAL TRANSCRIPT
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SERO - Q1 2003 SEROLOGICALS CORPORATION EARNINGS CONFERENCE CALL

CORPORATE PARTICIPANTS
 CRAIG BROWN
 Director of Finance - Serologicals Corporation

 BUD INGALLS
 CFO - Serologicals Corporation

 DAVID DODD
 President, CEO and Director - Serologicals Corporation

CONFERENCE CALL PARTICIPANTS
 TONY GREEN
 Craig-Hallum Capital Group LLC

 CAMERON MOCTADERRY (PH)
 J and W Seligman

 ROB WASSERMAN
 Craig-Hallum

 KEVIN CASEY
 Casey Capital

 ESTHER CHO (PH)
 Ways Mark Partners

 BOB SEEVER (PH)
 JP Morgan Chase

PRESENTATION

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OPERATOR

 Good day everyone and welcome to the first quarter earnings release conference call for Serologicals Corporation. Today's conference is being recorded. And now for opening remarks I'll turn the call over to the Director of Finance, Mr. Craig Brown. Please go ahead, sir.


--------------------------------------------------------------------------------
 CRAIG BROWN  - DIRECTOR OF FINANCE - SEROLOGICALS CORPORATION

 Thank you. Good morning everyone and thank you for joining today's conference call to discuss Serologicals' results for the first quarter of 2003.

With me on the call today is David Dodd, President and CEO and Bud Ingalls, Chief Financial Officer. The call with begin with opening remarks by David and then we will open the call to respond to any questions that you have.

Any remarks that are made today regarding future expectations, plans and prospects for Serologicals constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995.

Actual results may differ materially from those indicated by these forward-looking statements as a result of various risk factors as outlined in the company's filings with the SEC. Future events and developments may cause certain facts and estimates to change. While the company may elect to update these forward-looking statements at some point in the future, the company disclaims any obligation to do so.

Now at this time, I'll turn the call over to David Dodd.

--------------------------------------------------------------------------------
 DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION

 Thank you Craig, and welcome everyone. I appreciate your interest in Serologicals Corporation and for joining us this morning.

Yesterday afternoon we issued a press release which provided an overview of our financial performance for first quarter and some related comments. The format for today's teleconference is, I'm going to make some general comments, focus on a few of the highlights and all, and then we'll go directly to any questions you may have. And Bud Ingalls and I will answer those questions based on whatever you'd like to address.

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SERO - Q1 2003 SEROLOGICALS CORPORATION EARNINGS CONFERENCE CALL


We continue to focus very strongly on transforming Serologicals Corporation. This is a program that we implemented with the approval of our Board in the summer of 2001. We are almost two-fifths of the way through there. We had anticipated it would be a five-year program. Our initial focus was to stabilize the company, to fix the issues we were dealing with in 2000 coming out of 1999, strengthen the company and then put together a strategic growth plan.

And we've done those things and we look at ourselves today and we're almost two-fifths through there, and yet we've consistently been profitable and we're very pleased with our ongoing progress. Not that we don't encounter challenges along the way, but our progress is consistent in the direction which we'd like it to be.

Last year our first quarter we achieved an earnings per share of 11 cents. As our announcement pointed out yesterday, our performance for first quarter this year when one excludes our non-recurring charges, would be 12 cents per share. Which would reflect a nine percent increase. We continue to operate the company successfully while we continue to reshape the corporation for a greater strength and competitiveness in our markets.

Our goals are to build a company that has a strong sustainable leadership position focused on sharing the successful research, development, and manufacturing of life enhancing products by our customers. We anticipate that in doing this, we will be able to provide a more consistent business focused on providing products to these customers for use in the bio-medical product pipeline.

We're focusing on achieving greater growth in the higher margin markets, specifically of cell-cultured products, research and diagnostic products. Our goal is to reduce the volatility in earnings that is characteristic specifically of our historical therapeutics business. And we're highly focused on providing a successful employment environment and opportunity for those individuals who are highly motivated and who desire to join a company where we seek to consistently exceed stretched goals.

There are five core values that we share at Serologicals throughout the corporation. The first is collegiality. We focus on working in a teamwork partnership environment to help each other be successful, not only with their particular job but collectively as a corporation. And yet we have a very strong competitive commitment. We don't show up for work to occupy space or simply to collect a paycheck. Our goal is to be part of an organization that consistently is looking at how to improve our market position. At the same time we focus on quality and customer development. Those are two terms that are extremely important to use.

Flexibility through innovation is important to us because the challenges that arise frequently cannot be anticipated and yet when they do occur, we need to maintain a certain level of adaptability to be able to manage those through while at the same time focusing consistently on the aspect of leadership. That's not only attaining a leadership position in our markets, but also how we handle ourselves internally, within the company.

These core values coming together with our focus and commitment towards our strategic growth plan is how we believe we will achieve increased shareholder value.

And now I'd like to talk to some of the key areas that we addressed in the press release.

I'd like to start with an update on Chemicon. As we indicated in the release Chemicon achieved a record quarter in sales in 11.3 million in the first quarter. Now these results are not reflected in our numbers, but they start being reflected with the second quarter of this year.

During first quarter, though, Chemicon also introduced 147 new products. These include new antibodies, their tissue arrayer (ph) and other products. We've been very pleased with the transition of Chemicon into a Serologicals, the executive team is in tact, committed and focused to being part new of Serologicals. Jeff Linton moved in very smoothly, very successfully as the president of the Chemicon division. This division has become, as we announced yesterday, our focal point from a corporate standpoint for research based products and addressing those customers.

And we expect an appreciation this of approximately two cents, perhaps slightly more, but approximately two cents per share.

We also addressed EX-CYTE, which is our largest product in the corporation, the outlook for the year remains on target. As we indicated, we have two new customers who have started buying directly from us who have products in human clinical testing, one in Phase III, the other one in Phase I. They had previously been working through third parties and have now decided to identify themselves to us and we're working directly with them.

We also have a customer that has already given us orders. We have those order in hand, but they are expecting delivery of their product from EX-CYTE in the second half of this year. Now they have sufficient inventory for now and so we anticipate and will expect that that product will be shipped in the second half. Therefore the outlook continues favorable with EX-CYTE targeted on the numbers we have previously discussed.

And the new plant in Lawrence, Kansas is on track. As I mentioned in the press release, we're on track and within budget and we look forward to initiating production out of that plant in the first half of '04.

Also within the cell culture area, our insulin continues to be an increasingly important product with us. This is where we distribute the human recondite (ph) insulin from Novell Redis (ph) for the

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SERO - Q1 2003 SEROLOGICALS CORPORATION EARNINGS CONFERENCE CALL


cell culture market. We have underway, as I mentioned previously, a multi-year agreement. We expect an excess $10 million in sales this year for this product, with 10 to $12 million in margins continue to strengthen for us with the insulin and we're expecting margins between 50 and 60 percent this year.

We're very pleased that in January we began shipping product out of our new Toronto plant. The outlook for the year is consistent with the plans we previously mentioned and we continue to have interest in increased orders of the contraction A BSA coming out of that plant by both existing as well as new customers.

Our monoclonal antibodies where we had challenges last year from back orders and from a technical standpoint, as we mentioned in the fourth quarter teleconference, those issues have been resolved as best as we can always tell, but we're very pleased with it. We've had two consecutive quarter of sales in excess of $5 million. To put that in perspective, last year we were running sales on a consistent basis - first, second and third quarter - of around $3-and-a-half million per quarter. We've seen a real strengthening in this business.

I know that some people had wondered whether or not the 5.3 million or five plus million dollars we did in fourth quarter was simply a buildup and it would then drop back down. Well, as I've just mentioned, we've had two quarters now in a row of in excess of $5 million in sales coming out of there. The outlook is good for our monoclonal antibody business.

Therapeutics - we continue to struggle with an inconsistent outlook. We're not alone in this. If you've recently listened to the Baxter teleconference, if you've followed what Bayer is communicating or [Inaudible] within these businesses, you'll see that not only is the supply market a challenge with a very inconsistent outlook, but so are the in market, both the source plasma as well as hyper immune. This is where we've been focused on relooking at our resources. Wherever we can, we're trying to consolidate to have, on average, larger donor center, which then reduces our overhead costs in general with this. We've implemented lean manufacturing processes and yet we have continued to focus on providing the highest quality in our marketplace while we continue to work at reducing our cost.

We also - pardon me - continue to evaluate new opportunities that are unique hyper immune opportunities such as Vaccinia and other edabar (ph) defense opportunities or other areas that we relate to particular infectious diseases. And we believe that there are some out there. We're in discussions on those. But again, our goal is to reduce the overall impact on earnings of this part of the business while we do everything we can to create a business model that will give less volatility, less of an impact, and yet enable us to benefit from the positives of the opportunities that are growing in that type of marketplace of hyper immune plasma treatment.

Our R&D program, as we've defined it always, is focused on two area - near to market opportunities or own to market enhancements. In this regard, we continue to work with a model that are in collaborations and contract groups. Our goal is not to see how big of an R&D organization we can build, but rather how soon we can bring new value or increased value to the marketplace. We've recently announced the implementation of our evaluation of the protein purification technology known as Grady Flow (ph) , which comes out of Grady 4 (ph) , an Australian company. That has been initiated. Results are being generated currently and we expect, by the end of third quarter, to have the results from that. And we'll then use that to determine any next steps and what the next steps might be of working with that technology.

We're very pleased with the ongoing developments related to EX-CYTE, our characterization projects, our looking at optimization projects of how EX-CYTE can be optimized and used with various cell lines. We're also doing similar work with our BSA products and we're also focusing on identifying new product opportunities or coming out of these projects that would be in the area of growth supplement products.

So, in summary, we're focused on our operations and making sure that they're running well as well as continued progress with our strategic growth plan. The three areas we focus on is resource alignment. We feel today we have implemented very tight controls in spending, in management processes, all targeted to ensure that the resources we are putting in place are aligned with our strategic growth plans.

Customer development is the second area; that is very important to us. With the implementation of a focused commercial operations team what we have been able to achieve is greater evaluations with EX-CYTE, expansions of use with our Insulin products and even identified new opportunities within the therapeutics area that will offset the declines in our historical business.

And then employee development is exceedingly important to us as our company continues to evolve and transform we need to have the very best people we can bring into this corporation and part of that is certainly the screening, the identification, the interviewing and the hiring, but more important is the development of those employees so that they can feel and recognize their individual contribution is part of a collective contribution that ultimately enhances the lives of people around the world but at the same time providing a very attractive return to our shareholders.

Now, with this, Bud and I are happy to take any questions that you might have.

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QUESTION AND ANSWER

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OPERATOR

 Thank you, sir. The question and answer session will be conducted electronically. If you'd like to ask a question please signal us by pressing *1 on your telephone keypad. Again, please press *1 now if you do have a question and we'll pause for just a moment to assemble the roster.

We'll take our first question today from Tony Green with Craig-Hallum.

--------------------------------------------------------------------------------
 TONY GREEN  - CRAIG-HALLUM CAPITAL GROUP LLC

 Good morning.

--------------------------------------------------------------------------------
 DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION

 Good morning Tony.

--------------------------------------------------------------------------------
 TONY GREEN  - CRAIG-HALLUM CAPITAL GROUP LLC

 Looking at the EX-CYTE numbers, should we assume that you're still operating at capacity and that you built up some inventory in the quarter?

--------------------------------------------------------------------------------
 BUD INGALLS  - CFO - SEROLOGICALS CORPORATION

 Tony, we did build up some inventory in the quarter intentionally because, as David said, we do have, not only expectations for EX-CYTE shipments in the balance of the year, I mean we actually have orders in hand for the second half. So we did build up some inventory and we will expect to deliver that both in the third and the fourth quarter. So that was intentional. The plant is now working on a 24 hour, 5 day week basis. We have scaled it back from 24/7. And we still expect, based on some of the improvements we made last year, that that will be able to meet customer demand that we've outlined previously.

--------------------------------------------------------------------------------
 TONY GREEN  - CRAIG-HALLUM CAPITAL GROUP LLC

 How is that, the product that you built up, managed? Is that ear-marked and saved for a specific customer or is that available for sale to, just say, one of your new customers that you got in the quarter?

--------------------------------------------------------------------------------
 DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION

 It's not ear-marked for a particular customer, Tony. It really is put in our warehouse facility and it is available for shipment to any customer but we did build up the inventory.

--------------------------------------------------------------------------------
 TONY GREEN  - CRAIG-HALLUM CAPITAL GROUP LLC

 OK. And then over on Vaccinia you mentioned that you're still in discussions for -- that there is some interest, have you seen that interest change now that the war in Iraq has ended or in any of your bio-terrorism programs?

--------------------------------------------------------------------------------
 DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION

 Tony, this is David, we have not. In fact, more recently, we've had new discussions related to other parts of the world, outside of the United States, where there is an interest in looking at a couple of projects and some very strong interest related to Vaccinia per se.

--------------------------------------------------------------------------------
 TONY GREEN  - CRAIG-HALLUM CAPITAL GROUP LLC

 Question on Chemicon, can you give us a better idea of what's happened since the April 7th closure, if anything, or is everything still operating as it used to, now just under the Serologicals banner?

--------------------------------------------------------------------------------
 DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION

 Certainly. In general, it's operating business as usual which is good. It's a very successful operation. We're pleased with that. Jeff Linton is living out there on a temporary basis, which his family anticipated joining him in the summer after school is out. We all know that motto. Most of us have lived through it some time in our career.

But with the executive team intact, the business is running well. In February we held or Chemicon held and Jeff and I participated in it, their annual worldwide distributors meeting where they bring together approximately 40 distributors from around the world and go through all of the plans for the year. Marketing people present, they coordinate, they establish goals.

One outgrowth of that has been that some of those distributors have subsequently followed up. Some were already working with us. Others we had not had an established relationship, and they have traveled to Atlanta to have meetings with Serologicals, so it's obviously looked for ways to do more business with us. And for us to see if we would consider consolidating some opportunities with them as the distributor.

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SERO - Q1 2003 SEROLOGICALS CORPORATION EARNINGS CONFERENCE CALL


But in general, the business is running well. With the announcement yesterday that they've introduced 147 new products during the first quarter, had record sales, is certainly indicative that they didn't miss a beat while this transition occurred. I think part of that was because we have maintained such a strong presence there since the very - since exclusivity period of due diligence and transitioning through.

And, quite frankly, its also a tribute not only to the executive team but certainly to the owner who has worked consistently very well with us and sent very positive messages to his organization even at the point of the closing and getting together all of the managers at the corporate office and reinforcing his commitment to their future success as part of the Serologicals Corporation.

So it's worked real well.

--------------------------------------------------------------------------------
 TONY GREEN  - CRAIG-HALLUM CAPITAL GROUP LLC

 OK. And then can you give us any color on the workforce reduction that wrote about in your press release? And any information on the types of positions that were eliminated?

--------------------------------------------------------------------------------
 DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION

 Bud, you want this?

--------------------------------------------------------------------------------
 BUD INGALLS  - CFO - SEROLOGICALS CORPORATION

 Yes, Tony. The workforce reductions included both people at our plants, including Kankakee (ph) and other U.S. plants. In addition it included workforce reductions in our corporate office. You know, and we truly have tight controls on looking at personnel additions, expenses, to ensure that SG&A continues under very tight controls.

You saw on a year over year basis a rather significant reduction, about 26 percent in terms of SG&A costs, and we continue to focus very hard on making sure that we size that our overhead and our workforce to meet our strategic goals and to size it for the business results.

--------------------------------------------------------------------------------
 DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION

 And, Tony, I'll add that part of the decision to integrate the research products, which were based and have been based coming out of the Gaithersburg operation in the Chemicon, where there'll be greater focus and greater sort of attention to them on an ongoing basis certainly had an impact on some headcount.

And yet where there may be some opportunities within Chemicon as it continues to develop this year, then there may be opportunities for some of those individuals to become part of Chemicon division.

--------------------------------------------------------------------------------
 TONY GREEN  - CRAIG-HALLUM CAPITAL GROUP LLC

 OK. Last question, I promise. Bud, do you, now that you're reporting four product categories versus three, do you plan on restating some of the historical numbers to make the comparisons a little clearer?

--------------------------------------------------------------------------------
 BUD INGALLS  - CFO - SEROLOGICALS CORPORATION

 Absolutely. Obviously in this release we have restated the first quarter of '02 consistent with the four segments reported in the first quarter of '03. And we certainly will make available that comparison for the balance of '02 and we could go back to '01 should it become somebody would be interested in that.

--------------------------------------------------------------------------------
 TONY GREEN  - CRAIG-HALLUM CAPITAL GROUP LLC

 OK. Great. Thanks very much. Look forward to seeing the rest of the year's results.

--------------------------------------------------------------------------------
 DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION

 Thank you, Tom (ph) .

--------------------------------------------------------------------------------
OPERATOR

 We're turn now to Cameron Moctaderry (ph) with J and W Seligman (ph) .

--------------------------------------------------------------------------------
 CAMERON MOCTADERRY  - J AND W SELIGMAN

 Hello there.

--------------------------------------------------------------------------------
 DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION

 Hello.

--------------------------------------------------------------------------------
 CAMERON MOCTADERRY  - J AND W SELIGMAN

 I had a couple of questions for you. One is about the two new Phase III products added. I remember in, I'm not sure from where, what reading, or discussion, that there was only one Phase II product. So were these basically did they, were they in your

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SERO - Q1 2003 SEROLOGICALS CORPORATION EARNINGS CONFERENCE CALL

pipeline or were they brought in outside from Phase III? And if so, is it - is it possible to add Phase III without having been approved by the FDA to run Phase I and II? And then I have a follow up question also.

--------------------------------------------------------------------------------
 DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION

 OK. This is David. Thank you for your question. It's a good question.

It's one Phase III and one Phase I. So one has just gone into human clinical testing, Phase I. The Phase III is in its final phase. Both of these products were already being worked on using EX-CYTE. They were using a third part, contract manufacturer, which is not uncommon. What this does for us is it identifies for us who the customer is and also type of product it is.

So it's not that they were not purchasing. It's an indication, certainly with the one at Phase III, that it is successfully progressed to a final stage of clinical development, which is always an important stage and then also is the stage in which, on a relative basis, the volume of purchases begins to increase significantly.

The one in Phase I is, as you're probably familiar with, is going to use just a relatively little bit because it's just starting human clinical testing and all.

--------------------------------------------------------------------------------
 CAMERON MOCTADERRY  - J AND W SELIGMAN

 Right. And you had an additional one in Phase III from before?

--------------------------------------------------------------------------------
 DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION

 Yes. That's correct.

--------------------------------------------------------------------------------
 CAMERON MOCTADERRY  - J AND W SELIGMAN

 Can you break down what percentage your EX-CYTE sales are from the marketed products versus the stuff in the pipeline? So if 90 percent, is it 90, 10 or?

--------------------------------------------------------------------------------
 DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION

 Absolutely. Virtually 90 percent or more comes from marketed and the products in Phase III.

--------------------------------------------------------------------------------
 CAMERON MOCTADERRY  - J AND W SELIGMAN

 OK.

--------------------------------------------------------------------------------
 DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION

 Yes.

--------------------------------------------------------------------------------
 CAMERON MOCTADERRY  - J AND W SELIGMAN

 Let's see. And I backed out, I think you guys guided gross margins of EX-CYTE in excess of 70 percent. Is that right.

--------------------------------------------------------------------------------
 DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION

 Correct.

--------------------------------------------------------------------------------
 CAMERON MOCTADERRY  - J AND W SELIGMAN

 When I backed out the gross margins just from running the numbers that you gave us this time, I got out about 63 percent roughly, which you could back out by the gross margin you gave for the division and then the decrease in revenues. Is that just a run off situation or has there been a pricing issue?

ingalls I guess number one, there has been no decline in the margins of EX-CYTE. We've actually seen a price increase based on CPI in our contracts during the first quarter. So we have not seen any decline. And we don't expect to see any gross margin decline on EX-CYTE going forward.

In terms of the overall cell culture margin, that certainly is affected by a number of products that are in the cell culture area including BSA, including insulin and a number of other products.

--------------------------------------------------------------------------------
 CAMERON MOCTADERRY  - J AND W SELIGMAN

 OK. Maybe I'm doing my numbers wrong, but I can take that off line.

--------------------------------------------------------------------------------
 BUD INGALLS  - CFO - SEROLOGICALS CORPORATION

 OK. That'd be good.

--------------------------------------------------------------------------------
 CAMERON MOCTADERRY  - J AND W SELIGMAN

 Thanks. And then, the last question is you took on the 100 million in debt and I saw in your 10-K kind of how that hit increasing - not really until 2005 or six. But I was wondering about the facility. You said you'd be spending about 24 million on the plant this year. Can you comment on liquidity, if that's an issue and if you've
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already set aside the money for the plant or if you're going to need to do new financing and how that stands?


BUD INGALLS - CFO - SEROLOGICALS CORPORATION


Sure. There's a number of questions in there. At the day of closing on - with Chemicon on April 7, we drew down our term loan - $82-and-a-half million, which is the size of it. In addition, we drew down on that day roughly another $12 million on our revolver. The next day, we paid off the revolver completely with available cash. Today our overall debt remains about the 82 million five, which was certainly a good decision in that our investments of the cash were yielding pretty low results and this certainly helps us reduce our interest costs going forward. We feel very confident that we will not have any liquidity issues. We certainly have looked at that very close.

We expect the plant this year to cost, you know, 24 million or possibly a little less, depending on where the construction costs come in. And we have looked at our expectations for results for the balance of the year, particularly on a cash flow basis. There will be times we will dip into the revolver. We expect that, but we don't expect significant borrowings on the revolver during the year.

CAMERON MOCTADERRY - J AND W SELIGMAN


OK. Great. And the last question and then I'll let you guys take the next caller. Sorry. It's - in the release, you talked about anti-Hep B declining 87 percent, which implies that is goes from about 5.7 million to about .75 million, which is a significant hit. Can you just shed some light on what happened there? I realize it's a lumpy business, but maybe, you know, for - or if you can explain more about how that side of the business works and if that should rebound or not.


DAVID DODD - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Certainly. It's - as I mentioned, it's a challenge because it is so inconsistent and lumpy as, I guess, historically, we used to use as a phrase and all. I have personally spoken with our major customers and even visited with several to gain some insight from the end market - is their business moving much with Hepatitis B, et cetera. And their comments are consistent with ours, which is that the end market for our traditional hyper immune products, they feel that they have sufficient inventories.

It's somewhat frustrating because, as you may recall, we had a good two, two-and-a-half year period in which Hepatitis B, specifically, was growing at extremely high rates - up to 100 percent, at some times, on a year to year for a particular quarter and all. Right now, what we have been able to find and as recently as this week, I've visited with major customers from a historical basis and their insight is about as good as ours is in terms of the direction of the market and when things may start moving more. But currently, no one is selling a lot of our traditional products, much of it at all.

So it's not a market share measure. It's simply a demand measure and that's where both Vaccinia and looking at other opportunities becomes so important to us.


CAMERON MOCTADERRY - J AND W SELIGMAN


Got it. If I may - I promised that was my last one.


DAVID DODD - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Sure.


CAMERON MOCTADERRY - J AND W SELIGMAN


I lied. There's ...


DAVID DODD - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


No, go right ahead.


CAMERON MOCTADERRY - J AND W SELIGMAN


Thank you very much. The last is back to the debtors, just a quick follow up. Are there any material covenants issues that could cause quicker repayments, for example if EBITDA falls to below a certain level, that you've disclosed?


BUD INGALLS - CFO - SEROLOGICALS CORPORATION


No. There are a number of covenants which obviously were included in our 8-K filing with the covenant as well as the purchase agreement. There are covenants related to leverage and interest rate coverage and EBITDA and a fixed charge coverage ration as well as cap ex --


CAMERON MOCTADERRY - J AND W SELIGMAN


OK.


DAVID DODD - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


 -- but --
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CAMERON MOCTADERRY  - J AND W SELIGMAN


I'll go look at that filing.


DAVID DODD - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Yeah. It's pretty straight forward. We certainly were in compliance at the end of the first quarter and expect to stay such during the year.


CAMERON MOCTADERRY  - J AND W SELIGMAN


Wonderful. Well, thanks so much.


BUD INGALLS  - CFO - SEROLOGICALS CORPORATION


You're welcome.


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Best of luck.


OPERATOR


Esther Cho (ph) with Grays Mark Partners, please go ahead. Ms. Cho (ph) , you're line is open please go ahead with your question.

Hearing no response we'll move on to Rob Wasserman with Craig-Hallum.


ROB WASSERMAN  - CRAIG-HALLUM


Hi, David. Hi, Bud.


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Hi, Bob.


ROB WASSERMAN  - CRAIG-HALLUM


Most of my questions have been answered but just a couple of things. There was some discussion yesterday by another company in the industry that there might be an increased demand for anti-D antibodies; can you comment a little bit on that? Are you seeing that as well?


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


We have had some increased inquiries --


ROB WASSERMAN  - CRAIG-HALLUM


OK.


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


-- but orders in hand are much better than the increase, as you know. I -- as I mentioned, it was the last caller, I have -- I mean, this is not a discussion I've had with -- direct with senior -- you know, senior staff, executives of major customers in here in person and I am not hearing it real strongly, but I do know that our commercial representatives are having some inquiries and we feel there may be some movement there but not -- I'm not hearing it to a degree that I would, sort of, feel real comfortable in saying that, yes, it's occurring.


ROB WASSERMAN  - CRAIG-HALLUM


OK. And I know you talked about Vaccinia a little bit, I'm wondering if you're getting any indications from Cangene, you know, whether their demand has been filled or whether they think that the next year the contract will be -- what level that will come in at? What -- how much they'll need from you?


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Well, I'll let Bud pick up, but, I mean, there are new orders in hand now for Vaccinia but --


ROB WASSERMAN  - CRAIG-HALLUM


OK.


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


-- I'll just say the outlook that Cangene has is -- it's driven by their own frustration because they receive orders from CDC which receives the purchase orders from HHS and it moves pretty quickly once a new demand order is given and all, but there's not a lot of information given in terms of future quarter outlook. Bud, do you want to add?


BUD INGALLS  - CFO - SEROLOGICALS CORPORATION



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                                                                FINAL TRANSCRIPT

SERO - Q1 2003 SEROLOGICALS CORPORATION EARNINGS CONFERENCE CALL


We continue to get Vaccinia orders from Cangene. Right now, under the contract related to CDC, as David indicated in his opening remarks, we are having discussions with other non-US countries. In addition, you may remember that the vaccinia contract provides that 90 days before the start of each fiscal year, so that means next September, we will be sitting down with Cangene and we'll be planning for what the demand will be for '04. And we certainly would have a better idea at that point what will be going on in the future.


ROB WASSERMAN  - CRAIG-HALLUM


OK. That's it. Thanks.


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Thank you.


OPERATOR


At this point there is one name remaining in our queue. Just a reminder to please press *1 now if you do have a question. And we'll go to Kevin Casey with Casey Capital.


KEVIN CASEY  - CASEY CAPITAL


Hi. Congratulations on the quarter.


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Thank you.


KEVIN CASEY  - CASEY CAPITAL


Question. I'm a little confused. Chemicon, aren't they running - didn't they do 40 million last year?


BUD INGALLS  - CFO - SEROLOGICALS CORPORATION


That's correct.


KEVIN CASEY  - CASEY CAPITAL


So, wouldn't the increase in 30 million be a little higher? Are we going to get some growth out of that division this year?


BUD INGALLS - CFO - SEROLOGICALS CORPORATION


 Don't forget, Kevin, we're only counting nine months.


KEVIN CASEY - CASEY CAPITAL


Right. But that's 10 million a quarter. Right?


BUD INGALLS - CFO - SEROLOGICALS CORPORATION


That would have been last year's results.


KEVIN CASEY - CASEY CAPITAL


Right.


BUD INGALLS - CFO - SEROLOGICALS CORPORATION


So we would expect that for this year, as we've indicated before, about a 20 percent increase. So that would effectively be, you know, 40 to 48 for Chemicon.


KEVIN CASEY  - CASEY CAPITAL


Right.


BUD INGALLS  - CFO - SEROLOGICALS CORPORATION


And that - they would accomplish that for the year '03. They started out - because David indicated 11.3 in the first quarter. Introduced 147 new products. And we would expect to see continued growth year over year for Chemicon and to achieve that number by the end.


KEVIN CASEY - CASEY CAPITAL


OK.


DAVID DODD - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


In fact, Kevin, they, Chemicon, will be participating in the virology meeting in Clearwater, Florida next week where they will also be introducing additional new products.


KEVIN CASEY - CASEY CAPITAL


Right. But you're guidance only includes for 30 million. Is there something to offset that five million difference?

                                                                FINAL TRANSCRIPT

SERO - Q1 2003 SEROLOGICALS CORPORATION EARNINGS CONFERENCE CALL


DAVID DODD - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


I mean, our guidance went up to 30 million. You're right. And, you know, really we're looking at the overall business at that point, Kevin, which is the 185 to 195.


KEVIN CASEY - CASEY CAPITAL


OK. So is there another part of the business that's causing that slight decrease then?


BUD INGALLS - CFO - SEROLOGICALS CORPORATION


Well, as you can see, we were lower slightly from a year ago in our revenue, and we continue to, you know, look at the results out of our therapeutics and don't see significant growth there.


KEVIN CASEY - CASEY CAPITAL


OK. And when that business comes back, does it come - like, does it come back in a huge surprise? I mean, I know it's very hard to tell. I mean, all the sudden, you know, is it just going to be like a surprise quarter or is there anyway to forecast that?


DAVID DODD - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Very little way to forecast that, Kevin. That's an excellent question. I'll use a real life example. When I joined Serologicals in June of 2000, shortly before that, about a month before that the company had started laying off anti-D donors and laid off 800 donors.

Either taking lower, tighter ones and laying those off or having them come in less frequently and all. That was all driven by all the information that was available from customers in terms of the demand for the year 2000 of anti-D. In July of 2000, one month later, we were hiring as many anti-D donors as we could find, and that year was our second highest year in anti-D sales in the history of the corporation.

Exceeded only by 1998. That lack of, lets say, visibility and lead-time tends to be what is characteristic of that business. And that's part of the frustration that one has with it and is one of the reasons, obviously, why we had looked at the reshaping of this company as we've described several times in the past related to our strategic growth plan.

But it does tend to come back not on a consistent basis, not with a long lead-time. Now we have an opportunity because in June we will be the annual meeting of the plasma therapeutics association will be occurring in Virginia, and that is the first formal point in time in which we and others in the industry are all together and able to compare notes and have discussions and gain perhaps greater insight on what maybe happening within one through the rest of the year.

I mentioned with Rob Wasserman's question that I just recently currently visited Matt Woods both in with senior executives, among several of our customers in that industry and, as you know, there's not a lot of major customers there, and talked to them in terms of their outlook and what they're hearing. And generally they're also being driven by the inventory management of their manufacturing sites, which many times we're dealing with a U.S. subsidiary of European based corporation with the decisions for inventory management are driven out of Europe. And they typically contact us within one day in which their contacted and someone says we need X thousand liters of anti D or hepatitis B. We're contacted very quickly at that. But the lead-time is very short. So it surprises them as much as it surprises us.

I was hoping to gain greater insight and find out that they had better visibility, but they apparently don't either.


KEVIN CASEY - CASEY CAPITAL


OK. And then another question, on EX-CYTE, you've been working to improve the throughput, I know, over the last couple of years. The fact that you've scaled back to 24, five versus 24, seven, does that mean you've improved the throughput.


DAVID DODD - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Kevin, that's absolutely the case. As we indicated last year, a project was implemented that we have been able to achieve a 15, 20 percent improvement in the throughput of that plant. And we will see the benefit during this year.


KEVIN CASEY  - CASEY CAPITAL


OK. Great. Thanks a lot.


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Thank you.


OPERATOR


Esther Cho (ph) with Ways Mark Partners (ph) .


ESTHER CHO  - WAYS MARK PARTNERS

                                                                FINAL TRANSCRIPT

SERO - Q1 2003 SEROLOGICALS CORPORATION EARNINGS CONFERENCE CALL


Hi. I'm not sure if you already answered these since I stepped off for a minute. But I was wondering, did you comment on who your top customers were this quarter?


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Esther (ph) , we did not comment on who our top customers were for the quarter. I can tell you that the company did not have any customer more than 10 percent of our revenue. So we typically don't identify all our customers, particularly as it relates to EX-CYTE and those are some of our largest customers, because of confidentiality agreements.

But we have, you know, talked before about some of our large therapeutic customers. Bayer's, Noventis (ph) , and ...


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION

Tiengene (ph) .


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Tiengene (ph) . In the diagnostics we've talked before that our largest customers there are Ortho Clinical (ph) , as well as Dyamed (ph) and Immucore
(ph) .


ESTHER CHO  - WAYS MARK PARTNERS


Yes.


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


But in terms of our large EX-CYTE customers, we don't disclose those.


ESTHER CHO  - WAYS MARK PARTNERS


OK. And I just have one more question. The shortfall of EX-CYTE this quarter, that would to the custom of the fringe shipments to the second half of this year you guys mentioned. And I was just wondering does this mean there's going to be a shortfall in the second quarter?


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


No. I don't think you should assume that. You know, we expect to make up in the second half of the year. The orders are in hand for EX-CYTE in the second half. We continue to operate the plant on a 24, five basis. But we, you know, we don't expect to see any shortfall and we're on track for the guidance that was talked about in the press release.


ESTHER CHO  - WAYS MARK PARTNERS


OK. All right. Thanks.


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Thank you.


OPERATOR


Bob Seever (ph) with JP Morgan Chase.


BOB SEEVER  - JP MORGAN CHASE


Good morning, gentlemen.


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Good morning, Bob (ph) .


BOB SEEVER  - JP MORGAN CHASE


Just a quick question on the margins on the therapeutic products. It dropped from 41 to 24 percent. Are you seeing that drop across the product lines or is that number skewed because of the drop in the anti-hepatitis and the drop in the sales item there?


BUD INGALLS  - CFO - SEROLOGICALS CORPORATION


The drop in the gross margin in therapeutics is directly attributable to the drop in volume. All the costs of operating our donor centers, including our laboratory as well as quality oversight, are all included in the cost of sales. And those costs are pretty well fixed for us, rent and personnel. Whatever volume is going through the centers does absorb all of the overhead at the - from the centers. So as volume declines or is lower for us, that's going to directly impact the gross margins of therapeutics.


BOB SEEVER  - JP MORGAN CHASE


OK. Thanks then.

                                                                FINAL TRANSCRIPT

SERO - Q1 2003 SEROLOGICALS CORPORATION EARNINGS CONFERENCE CALL


OPERATOR


And a final reminder, please press star one if you do have a question today. We'll now go back to Cameron Moctaderry


CAMERON MOCTADERRY  - J AND W SELIGMAN


Hi there.


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Hi Cameron (ph) .


CAMERON MOCTADERRY  - J AND W SELIGMAN


Just a couple more questions for you.


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Sure.


CAMERON MOCTADERRY  - J AND W SELIGMAN


Let's see, you raised your revenue projections for the year but not the EPS.
Can you give us some background on that and why the increased 20 million doesn't translate to any improved earnings?


BUD INGALLS  - CFO - SEROLOGICALS CORPORATION


Well, as David indicated regarding the guidance, we are very pleased with the Chemicon acquisition. We do expect it to be slightly accretive in the year, two or three cents is the kind of number. So that addition really just gives us even more confidence in our ability to achieve the 80 to 90 cents per share.


CAMERON MOCTADERRY  - J AND W SELIGMAN


OK. But so the upside meaning you jump from 165, is that projection was it made before the Chemicon acquisition or did you just see Chemicon had a higher run rate than anticipated so you increased it to 185?


BUD INGALLS  - CFO - SEROLOGICALS CORPORATION


No. That number before was made prior to the Chemicon acquisition.


CAMERON MOCTADERRY  - J AND W SELIGMAN


Oh, OK.


BUD INGALLS  - CFO - SEROLOGICALS CORPORATION


That was actually announced in December.


CAMERON MOCTADERRY  - J AND W SELIGMAN


I apologize.


BUD INGALLS  - CFO - SEROLOGICALS CORPORATION


No problem.


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


No problem.


CAMERON MOCTADERRY  - J AND W SELIGMAN


And then, lets see, you talked about the plant capacity in your projection of 2004 for it to run at - for you guys to run at 40 percent. Is that 40 percent of the plant or is that 40 percent of your total capacity?


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Cameron (ph) , I'm missing - could you repeat the question? Because I don't think we discussed 2004 run rate of a plant.


CAMERON MOCTADERRY  - J AND W SELIGMAN


Oh, I'm sorry. Perhaps it was from another reading or an analyst note. I apologize. Have you made any projections as far as your capacity utilization for the new plant in '04?


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


We have not made any projections as of now. It's a little early for us to be doing that.


CAMERON MOCTADERRY  - J AND W SELIGMAN

                                                                FINAL TRANSCRIPT

SERO - Q1 2003 SEROLOGICALS CORPORATION EARNINGS CONFERENCE CALL


Fair enough. And then for your phase three products that was existing, not the one that was just added, but the one that was in the pipeline for a while. Are there any catalysts upcoming? Do you expect that to be filed at the FDA? Or is it filed or can you give us any clarity in that?


DAVID DODD - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Well, it is filed at the FDA.


CAMERON MOCTADERRY - J AND W SELIGMAN


OK.


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


And we stay in very close contact with the company that who's product it is, and certainly continue to have discussions with them based upon their expectation for a successful outcome of the regulatory review, and then what their subsequent volume needs will be and demand needs will be with that site.

So we're speaking to them, I would say probably no less than monthly and more likely every two weeks.


CAMERON MOCTADERRY  - J AND W SELIGMAN


Got it. And is there, for example, and FDA producement (ph) date and what's your date for quarter and what you expect their response from them or no?


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


I'm not aware of a specific date that their targeting. I believe their targeting this year.


CAMERON MOCTADERRY  - J AND W SELIGMAN


OK. Great. Well, thanks again.


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Sure. Thank you.


CAMERON MOCTADERRY  - J AND W SELIGMAN


Bye bye.


OPERATOR


And, gentlemen, at this point there are no further questions. I'll go ahead and turn the call back over to you for any additional or closing remarks.


DAVID DODD  - PRESIDENT, CEO AND DIRECTOR - SEROLOGICALS CORPORATION


Thank you, Laura. And I want to thank everyone for participating in today's teleconference and for your interest in Serologicals Corporation. As I mentioned during my comments, our focus is on continuing with operational progress and achieving the goals we've laid out in our strategic growth plan.

We're committed to achieving the guidance we've given for the year and we expect to do this and we look forward to keeping you updated throughout the remainder of the year. Thank you.


OPERATOR


With that, we'll conclude today's conference. Thank you, everyone, for your participation.

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